Exhibit 99.1

Good afternoon. My name is Derek and I will be your conference facilitator today. At this time I would like to welcome everyone to the ManTech International Corporation’s fourth-quarter and year-end 2003 earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer period. If you would like to ask a question during this time, simply press star followed by the number 1 on your telephone keypad. If you would like to withdraw your question, press star followed by the number 2. Thank you. Ms. Crystal, you may begin your conference.

      Maureen Crystal — ManTech International — Executive Director of Investor Relations

        Thank you. And welcome to ManTech International Corporation’s 4th quarter and full-year 2003 earnings conference call. I am Maureen Crystal and I am the Director — Executive Director of Investor Relations. Leading today’s call from ManTech are George Pedersen, Chairman of the Board, CEO and President; and Ronald R. Spoehel, our Executive Vice President and CFO.

Before we begin our discussion, it is important that we provide you with the required statements relating to our written and verbal disclosures and commentary regarding ManTech and our results in operations. Statements made in ManTech’s written and verbal and disclosures and commentary, which do not address historical facts, could be interpreted to be forward-looking statements. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to factors that could cause actual results to differ materially from those statements.

For example, we note the risks and uncertainties of retaining existing contracts and winning new ones, and of contract performance and legal and regulatory compliance. For a discussion of these, and other risks and uncertainties, please refer to the section titled Risks Related To the Company’s Business in ManTech’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2003, and from time to time in ManTech’s other filings with the Security and Exchange Commission, including, among others, its reports on Form 8-K and Form 10-Q.

The Company’s statements are made as of March 3, 2004 and ManTech assumes no obligation to update any such forward-looking information. Also, the entire contents of today’s call, which is being recorded and webcast, is a copyright of ManTech International Corporation and may not be reproduced in any form without prior written consent. Now I would like to turn the call over to George Pedersen for introductory remarks. George?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Good afternoon, everyone, and thank you for joining us. ManTech International Corporation is a leading provider of innovative technologies and solutions. We focus mainly on mission-critical National Security programs for the intelligence community, the Department of Defense, and other Federal Government agencies. We have more than 5,000 employees serving here and in many countries around the world, and we are very proud of the work they do and the missions they support.

The past year has been an outstanding year for ManTech. In addition to reporting record growth in both revenue and earnings during 2003, the acquisitions we made over the past year and a half have exceeded our expectations in terms of enhancing our overall technical capabilities, deepening our penetration into our target markets in the Defense and the Intelligence community, and producing growth in sales and profits, as we will report. We are particularly pleased that we have increased our involvement with the Department of Homeland Security, the Department of Justice, and other agencies, in addition to our base business in Defense and Intelligence.

You will hear that we have increased our revenues by 40% to $700.1 — 701.6 million. Our net income and net earnings per share show very strong gains, and with net incomes coming from — continuing operations, they increased 54% to $35.2 million, and earnings per share rose 47% to $1.09.

We continue to follow the strategic plan we started and the direction we started several years ago. We intend to advance and apply our innovative technologies and solutions to critical national security challenges and support of our customers. Support for the war on terrorism has been a cornerstone of our efforts, and we have made a meaningful contribution.

Oftentimes, our work, like the achievements of some of our agencies — some of the agencies we support, remain undisclosed. However, a recent CNN news article did mention our role in supporting the technology that helped locate Saddam Hussein in Iraq. The issues that we face are critical issues, and we are proud of our people who participated in that particular activity. Now I would like to ask Ron, our chief — Ron Spoehel, our Chief Financial Officer and Executive Vice President, to cover the numbers in more detail. Ron?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Thank you, George. Good afternoon, everyone. As George mentioned, our results for the fourth-quarter and the full year 2003 continue to demonstrate that our fully integrated and unified platform is performing as expected, and that our growth strategy is working. Our revenues for the fourth quarter rose 37% to $194.8 million, as compared to $142.5 million during the same period last year. This represents an organic growth rate of over 14.5% above pro forma revenues of $170.2 million.

We have seen and continue to see, as George mentioned, strong demand across our core growth markets, supporting national security programs for the Intelligence Community and the Department of Defense, as well as expanding opportunities with the Departments of State, Justice, and Homeland Security. Our operating income for the fourth quarter of 2003 increased 58% to $16.8 million, as compared to the same period last year. Our operating income margin was 8.6% in the fourth quarter, up from 7.5% reported in the comparable period in 2002. This margin expansion was driven by improvements in contract margins and a shift in our contract mix, as well as continuing improvements in operating efficiencies. For the fourth quarter, net income reflected further margin expansion as it increased to $10.1 million from $3.4 million in the comparable period last year.

Our tax rate for the quarter was approximately the same at 40.6% and our fully diluted share count for the quarter was 32.5 million. Earnings per share on a fully diluted basis were 31 cents versus 13 cents, more than doubling over the comparable quarter in 2002. EBITDA increased over 65% to $19.6 million, and our EBITDA margin expanded to 10.1% from 8.3% in the fourth quarter of 2002.

For the full year 2003, our revenues rose 40% to $701.6 million and — as compared to $500.2 million during the same period last year. This represents an organic growth rate of 14%. Our operating income for 2003 increased 58% to $61 million as compared to last year, and we achieved an 8.7% operating income margin for 2003, up from 7.7% in 2002. Again, this margin expansion was driven by improvements in contract margins and the contract mix shift.

Net income for 2003 increased 54% to $35.2 million from $19 million in the comparable period in 2002. Our tax rate for 2003 was 40.6% and our fully diluted share count for the full year was 32.2 million. Earnings per share on a fully diluted basis were $1.09, an increase of 47% over the 74 cents earned in 2002. Year over year, EBITDA increased 62% to $68.7 million and EBITDA margin was 9.8%, up from 8.5% in 2002.

At the end of 2003, our total debt was $25.3 million, offset by $9.2 million of cash and equivalents for a net debt balance of $16.1 million. The decrease in the cash balance resulted in large measure from the funding of our 2003 acquisitions, Integrated Data Systems and MSM Security Services, Inc., and the growth of our operations.

DSOs increased to 94 days from 86 days at the end of the third quarter, in large measure because one of our new operations, MSM Security Services, acquired through acquisition in early 2002, operates under a completely different business and financial billing model. In this personnel security investigative business, PSI business, which supports the processing of national security clearances, it takes about four to five months to complete an investigation, and under the terms of the current contract, billings are submitted upon completion of the task.

This process added approximately 12 days to our DSOs and accounted for approximately $24 million of our receivables. We are not at all unhappy with this different receivable model, because the profit margins are significantly above the average contract in our other business areas. And the sales of our PSI organization, which includes MSM, grew during the last three quarters of the year to $35 million from virtually zero.

Shifting gears a bit. We continue to maintain our focus on personnel retention efforts, and at the end of 2003, our voluntary turnover rate was about 15%. We have also ramped up our recruiting efforts, as we continue to see strong potential for growth, especially in our classified programs. The strong activity in our core growth areas is reflected in our contract wins this past year with an estimated value in excess of $1 billion. Our proposal activity remained very active as well, and through the end of this year, we had over a $1 billion in proposals under evaluation and a pipeline of qualified opportunities of $5 billion.

Our total backlog at the end of 2003 was $1.5 billion, with funded backlog growing to $375 million from $197 million at the same time last year. For the full-year 2003, the percent of revenue from GSA contract vehicles continues to track at about 40% of total revenue. In 2003, revenue from DOD and Intelligence Community contracts increased to 91% of our total, reflecting our continued emphasis in that area, which was up from the 87% level for 2002. Overall, our Federal Government contracts accounted for about 98% of revenues at the end of 2003, and we serve as prime contractor on almost 90% our work, which helps our margins and the relationship-building with customers.

While we continue to seek the highest levels of customer intimacy and control of program management as a means to enhance our growth potential, we are also leveraging our technology-rich capability to win roles on larger opportunities previously not within our scope. With a focus on further improving our operating margin, we increased our proportion of time and material contracts to 50% of revenue, an increase from the 45% level in 2002. Cost-plus contracts were reduced to 34% of revenues, while fixed-price contracts remained at the 16% level.

Now, turning to the outlook for 2004. Recent business trends and the expectation of continuing strength in our national security markets support our new guidance for this year. Guidance for revenues in the first quarter of 2004 is in the range of $182 million to $186 million, with diluted EPS in the range of 28 to 29 cents per share.

For the full year 2004, guidance for revenues is in the range of $795 million to $810 million, with diluted EPS in the range of $1.23 to $1.25, a 13% to 15% growth rate. This assumes diluted shares of 32.4 million for the first quarter and 32.5 million for the full year of 2004. Finally, this outlook does not reflect the impact of any future business acquisitions.

We remain committed to our efforts to grow, both internally and through acquisitions. As a foundation, we have expanded our financial capacity with the execution of an amended and expanded line of credit with a capacity of $200 million. We have a proven ability to successfully merge organizations and integrate operations, and we will continue to pursue attractive growth opportunities to meet our strategic growth objectives. At this point, let me turn it back over to you, George.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Thank you, Ron. ManTech’s strong financial performance combined with our unified and focused platform have positioned us very well to reach our billion-dollar revenue goal. For the remainder of the call, I would like to focus on our strategic execution, the progress we have made on the acquisition front, and a review of our market from the federal budget perspective.

As I stated in my opening comments, our ability to support our customers and grow our business has been significantly enhanced by the acquisitions we have made over the past year and a half. Each acquisition has been a force multiplier, allowing us to leverage new technology-rich capabilities for the benefit of our existing and new customers. We now have even a more robust program than when we began and we are able to bid for the strong position on large and more complex contracts. Therefore, we have greatly increased our addressable markets. This is an important step as we advance toward our growth targets, which is the billion-dollar revenue level.

Earlier this year, we announced the award of three contracts from the Department of Homeland Security. One involving program management and strategic planning in the amount of $11.5 million. Another for the design, development, and implementation of Information Technology capabilities and infrastructure, with an estimated value of $21.6 million. A third valued at $29 million to provide personal security investigative service.

Just as significantly, the Joint Regional Information Exchange System, JRIES, which ManTech helped to develop for the Defense Intelligence Agency, has been adopted by the Department of Homeland Security, as announced in Secretary Tom Ridge’s conference just two weeks ago. JRIES is part of the computer-based Counter Terrorism Communication System, and will be expanded to all 50 states, five territories, Washington D.C. and 15 major urban areas. ManTech recently received contracts from Pennsylvania and California involving JRIES.

ManTech also won three task orders recently from the Department of Justice, with an estimated total value of $23 million to support their consolidated office network program, JCON. The task orders came under a Department of Justice blanket purchase agreement, which was awarded to ManTech last year and had an estimated value of $100 million per year for five to ten years. These events, along with the work we are doing for the FBI, which is using ManTech’s proprietary, multi-level, Secure Architecture Solution, signifies that our effort to expand our marketplace beyond Defense Intelligence is bearing fruit, and we are establishing a strong presence in this evolving market.

As we enter 2004, strong budget trends continue for our market. A solid balance sheet, expanded credit facility and improving operating results will allow us to capitalize on a momentum we have created with our fully integrated, unified business platform.

In the November conference call, we stated that we were once again actively engaged in emerging acquisition search. The area of space is important to us, given the increasing important role that space-based collections of balance and communication systems will play in supporting the Intelligence Community and the Department of Defense operations.

Three weeks ago, we announced that ManTech had acquired assets from Affiliated Computer Services, ACS, which supports the U.S. Air Force Electronic Systems Center Operation. This acquisition supports our strategic objective to broaden our relationship with the U.S. Air Force, as well as the overall support of the Defense Department. And finally, as we mentioned earlier, we secured $200 million in borrowing capacity, a strategic move provided to maximum flexibility for our internal growth and our acquisition strategy.

Turning to the markets we serve, we do not see a fast or easy solution to the complex and politically sensitive defense issues facing our nation. The 2004 Defense budget appropriation bill approved by the Congress and signed by the President last October will reach approximately $487 billion. That includes both the base bill and the supplemental bill.

Since most of ManTech’s revenue this year will be derived from Defense and Intelligence funding, we have little exposure to the problems associated with some of the other appropriation bills and some of the other federal agencies. Those appropriation bills, however, were approved, and signed in a single omnibus Bill in January.

For 2005, the President has submitted to the Congress a basic Defense budget of $401.7 billion, a 35% increase since 2001. Although this is an election year and it will be particularly politically charged, there remains a strong likelihood that additional spending bills for FY 2005 may be required to support overseas operations. Indeed, additional funds may be required for 2004.

If the operational tempo that we are now sustaining continues, and I mean the country, not just ManTech, we believe the Defense appropriations may exceed $500 billion for 2005. If there are additional supplements, it will get to that number faster than perhaps 2005.

Based on current funding levels, as well as geopolitical changes facing our nation, we do not see a major reduction in these appropriations in immediate years ahead. Again, we anticipate a continuing need and increase in funding for sophisticated communications, surveillance and Intelligence collection technologies, and techniques that we are uniquely qualified to provide with our experience and cleared personnel.

In closing, we have attractive market conditions. We have a strong balance sheet, significant debt capacity, and the resources to meet our goals. We have an effective and proven management team, ably supported and guided by an exceptional board of directors and advisory board. We have told you about those folks before. In essence, we have all of the elements in place to meet or exceed our billion-dollar revenue goal in the near term.

The most critical element beyond numbers, successful acquisitions and/or market conditions, is always ManTech’s employees. Time and again this past year, ManTech’s people have been recognized for outstanding performance. Some accomplishments have been reported in newspapers. Many stories can never be told.

Here at home, many of our employees work relentlessly on some our country’s most pressing security issues. Again, some serve in hostile environments in countries around the globe. They are on the battlefield in Iraq, Afghanistan, and many other places that we don’t even talk about. At every American embassy around the world, ManTech’s technologies are diligently working to ensure cyber and physical security.

Additionally, our increasing Homeland Security assignments range from initial risk and vulnerability assessments of critical infrastructure, such as bridges, tunnels, subways to program management, long-range planning, design, development, implementation of information technology structures. American security, America’s security, both homeland and overseas, is our mission. We will continue to serve. Now we will be happy to take any questions you have for us.

QUESTION AND ANSWER

Operator

        The question-and-answer session will begin at this time. If you are using a speakerphone, please pick up the handset before pressing any numbers. At this time I would like to remind everyone, in order to ask a question, press star followed by the number 1 on your telephone keypad. We will pause for just a moment to compile the Q and A roster.

Your first question comes from Joseph Vafi with Jefferies & Company. Please go ahead, sir.

      Joseph Vafi — Jefferies and Company

        Hey, guys, good afternoon. The P&L results. I was wondering, Ron, if you could walk through us again on the DSO issue. If we look at the rise in days, and that relative to MSM, I know you said that you have seen a rise in part of that business from kind of a — you say from kind of a zero start-up to a mid-30s number. And then I guess the follow-up question to that would be, are we going to be reaching a run rate on that business soon where we kind of get our DSO to kind of stabilize here and then maybe start to trend down over the next quarter or two?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Okay.        I would be glad to take that question. Very good question, Joe. We’ve expanded that business. We talked about it at the beginning of this year, when we acquired MSM. The business has grown substantially and the workload that our customers are asking us to support has also grown significantly. As we looked at that, there’s — the run rate of the business now is actually higher than the 35, and we see that trending upward. We are aggressively taking steps, though, to reduce the DSOs related to that business and have already implemented some steps for that. In particular, for example, we have looked at and have agreement to do twice monthly billing instead of once a month.

Further, the focus we have been able to have and the cases that we are running through the system, we’re in discussions with them on how to incorporate some type of billing along the way, if you will, a progress-payment billing approach. And we expect those discussions — we are in discussion and we expect that to be something that will reduce the level that we have over time. I believe that we will begin to see a reduction over the next — certainly this year and over the next several months.

George?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We knew the typical profile of a case in that environment. It is for four to five months. As Ron said, we are in negotiation with some of our customers. They are sensitive to that issue, particularly since the workload they have given us exceeds what they originally envisioned. So we see that profile changing significantly. I can’t tell you exactly when, but it will change.

I think you have to realize, when we started this business, and the way it has grown, we see significant growth. There is a recent GAO report that came out, indicating that the backlog is being reported — for instance, in the Department of Defense is 270,000 cases. The GAO believes those cases number 400,000 to 500,000. The same applies, of course, to other agencies. We are very pleased with the profits in that industry, so we are happy to support those receivables, but we will bring them down.

      Joseph Vafi — Jefferies and Company

        Sure, that makes sense. And so, if we looked at some of the negotiations going on, say that takes a little while longer to get in place and we are kind of are operating under the status quo billing model that we are under now, do you think we could still expect to see the DSO kind of — what would we expect on the DSO level under those kind of terms?

      George Pedersen —ManTech International — Chairman, President and Chief Executive Officer

        I can’t tell you that until I get finished with the negotiation, but in our most optimistic situation, it would be significantly less. But most these customers realize what they have done is start out with a contract projecting certain levels which they significantly increase, without any consideration of that. That’s why they are consideration these progress payments.

      Joseph Vafi — Jefferies and Company

      Okay.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        And the rest of the DSOs will all be falling in line, and our standard business will be falling in line.

      Joseph Vafi — Jefferies and Company

        All right. And then — this will be my last DSO question. Was the rise in DSO just exclusively related to MSM, or were there some other deltas upward on DSOs?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I think there were two days, maybe three days on the others, but significantly in the first two months of this year, we collected a very significant amount of our receivables. As always, as you know, at Christmas time, they close down the payment offices, and they open them up in the first week of January, and that’s reflective of what we collected in January and February. We believe our standard DSOs will be the 78-81-day type of thing.

      Joseph Vafi — Jefferies and Company

        Okay, and I apologize for the noise. I’m at the airport.

Just one question for you, George, on DHS. Clearly we don’t necessarily see as much contract activity out of ManTech as other companies, given some of the security-related work, but DHS, as it’s kind of less security intensive, we are starting to see more contract awards coming out of companies like yourselves. If you look at, over the last six months, some of the progress DHS has made in terms of getting their kind of strategy together and starting to implement that strategy, how far along do you think we are in the process now, relative to getting DHS kind of, you know — kind of out of the blocks and, you know, up and running and picking up steam in terms of their operation?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        You have to realize, those folks just celebrated their first anniversary. And they are doing a valiant job. The idea of our not having — call it major contracts or assignments out of Homeland Security, that’s past tense.

We see, going forward, a significant role for us, not only in Homeland Security, as I said, but the Department of Justice and FBI. Some of our recent assignments in those areas are very significant, and the Secretary of Homeland Security, Governor Ridge, he had that conference the other day on JRIES. That’s a system we played a major role. So, we believe we have the right answers and we will be a major player going down the road.

      Joseph Vafi — Jefferies and Company

        Very good. Thank you, guys.

Operator

        Your next question comes from Sandra Notardonato with Adams, Harkness and Hill. Please go ahead.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Thank you. First question, in terms of the guidance for 2004, doesn’t seem like it gives us much operating margin expansion. Can you remind us what your long-term goal is and how you plan to get there?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Yes.        Our longer-term goal would be to move the operating margins up closer to 10%. The primary way that we would intend to get there is continuing to improve operating efficiencies and seeing the continuing shift in our contract mix across all parts of our business.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        And, Ron, what is the barrier to those two factors not factoring in, so to speak, in 2004?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        I would say the primary basis is some of the business that we’ve talked about before, that’s low-to-no growth that we have as legacy businesses on our books holding that down at this point.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        As you know, our numbers have increased very substantially over these past couple of years. And I think this — it’s going to be better than we are hoping for at this point in time. It is just not going to step up — you know I forgot where we started, 5.5% or something like that?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Even lower.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        And we are up to — where, 8.7?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Yes.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We are up to 8.7, so we are continuing on our way to 10. But it just may not jump up as quickly as we have in the past few years.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        You signed the line of credit. Can you give us some timing on potential acquisitions and what you are looking at in terms of size? And, also, if you can give us an update on what valuations are looking at, at companies in the marketplace?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        As you know, we did close one acquisition a couple of weeks ago.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Yep.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        — On the acquired subsidiary. we did not disclose the size of that acquisition. What we basically are looking at, we are looking at 12% to 15% internal growth, which would put us over $800 million. We are looking for acquisitions that would add revenues in the current year of $200 million, to get us to a billion dollars this year. There are opportunities for us to get $200 million in a single acquisition. That’s something that we are looking at. And in other cases, maybe two to three acquisitions.

In different marketplaces, those numbers are different. As you know, I don’t think we will pay more than we paid for our first three acquisitions and probably less in some areas, and it all — as you know, we don’t go buy some sales, we work a very dedicated financial model. You know the way we work.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Yep.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        And we are going to use the same model going forward. They have to have increased technical capability, increased customers, new geographic locations, and they have to be accretive. And they are out there, and we — as I say, you never can predict when you are going to close an acquisition. You know that.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Right.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        But we’ve got enough of them on our plate at this point.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Right.        For broad — for general reference, again, we are driven by looking at the economics behind the acquisitions. The cash flow and the earnings are what we are focused on.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We are seeing some, as the one was in ACS where it was not broadcast to the world. It’s a relatively restricted market. So there are some of those out there which is a little different than before.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Do you think the infrastructure that you have in place is more able to absorb one $200-million acquisition or several smaller ones?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        In theory, it is always easier to do one 200. I take them when I get them.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        So it could be either one. You are really not leaning toward —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        It all depends on that technical capability, that customer list, and their margins.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Okay.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        If there are three or four out there at 15% profit and one at 8, you know which ones I am going to take.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        How many net new hires in the quarter and what are you expecting in terms of new hires for 2004, organically?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Whatever it takes to get that 15% growth. And it’s different in each of these places, and I am not about to tell you.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        One last question. Any chance we can get you — actually, two questions. One is, any chance we can see you close the year-end a little bit faster than you did this year in the future?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Would you please talk to my Chief Financial Officer sitting here?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Yes, we will do that.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Seriously, is there any way that this could — you know, because it is so late in the quarter right now, I mean, I feel we could be talking about March.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Yes.        What we did in this case is, we closed on the same schedule we had in prior years. We will move that up and we will be well ahead of this in future years. And, as you know, with the Sarbanes Oxley requirement —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yeah, I was just going to say that, Sarbanes Oxley this year, we paid particular attention and additional review. We indeed had an outside organization beside our independent auditors come in to do that review. Our audit committee demanded that we go the extra step and that, to some degree, delayed that process. We now have a process in place and I don’t see that delay next year.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        Great. Thank you all.

Operator

        Your next question comes from Mark Jordan with AG Edwards and Son. Please go ahead.

      Mark Jordan — A.G. Edwards and Son

        Thank you. Good afternoon, gentlemen. Just going back to the margin issue, if you look at sort of the midpoint of the revenue range and the midpoint of the bottom-line guidance, you would be at 8.6% operating margin for 2004 versus 8.7. I guess the question here is, is there a mix shift in your assumptions, you know, that would be a little bit of above, to bring it down ten basis points, or is this just, you know, sort of a conservative starting point?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Mark, I think it is a bit of the rounding within the guidance. We think we will maintain the margin.

      Mark Jordan — A.G. Edwards and Son

    Okay.        Second question. Can you give us the terms of the new bank lines?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        We will be filing that with our K. I’d prefer to wait on that. It’s very attractive. There’s no surprises, and the covenants are significantly more flexible than they were previously.

      Mark Jordan — A.G. Edwards and Son

        Final question. Relative to acquisitions, is there something you can say in terms of, you know — is there a hard and fast rule that they would be accretive to some meaningful extent if, in fact, they were executed this year?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yes, they will be accretive unless they brought some technology that was so significant, intellectual property or something like that we could see something built on.

      Mark Jordan — A.G. Edwards and Son

      Thank you.

Operator

        Your next question comes from Tom Meagher with BB&T Capital Markets.

      Thomas Meagher — BB&T Capital Markets

        Yes, good afternoon. George, I guess the question is for you, more on a macro scale. Obviously, there’s been a lot of discussion recently about the budget deficit and what impact that might have on DOD spending. There seems to be kind of a consensus view building that, if and when Congress comes after the DOD, they will look more towards taking a look at the — more of these cold-war-oriented weapons systems, we saw with the cancellation of the Comanche last week, I think it was.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

      Yes, sir.

      Thomas Meagher — BB&T Capital Markets

        As a result, would you expect to see these large — large A&D primes become even more potent competitors. I know they are tough now. But with that happening, do those guys look to the service side of the business now in a much more meaningful way than maybe they have in the past?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yes, they always have. For the past three years, as you know, Northrop Grumman, Lockheed and others, General Dynamics, most recently, have made significant acquisitions in our market place. I don’t know the impact on them in terms of the cancellation of the major Cold War systems. It doesn’t make them any more competitive in our world because they typically — when they compete in our world — have separate subsidiaries and divisions and they are not really impacted by that type of thing.

      Thomas Meagher — BB&T Capital Markets

    Okay.        Thanks very much. I appreciate it

Operator

        Your next question comes from Bill Loomis with Legg Mason. Please go ahead.

      William Loomis — Legg Mason

        Hi, thank you. Ron, just on the DSOs. Did you say MSM now has an annual revenue run rate of $35 million?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Actually, it is higher than that.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Actually, it is higher than that.

      William Loomis — Legg Mason

        Let’s just say it was $40 million, for argument’s sake, then they had about $10 million of revenue in the fourth quarter. I am still trying to get my hands around the $24 million sequential increase due to MSM, which seems that’s got to be a well above at a $80 million revenue run rate, that’s well over 100% of the revenues they would have in the quarter. It just doesn’t seem to make sense to me. Can you help explain that a little more?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yes, there is a ramp-up that occurred. We acquired that firm, I believe, on the first of March and there was a ramp-up, a slow ramp-up, that occurred and then some increase in the assignments from the customers, probably in the September time period. And we are running above, well above, the amount of revenue in the last year.

I don’t know exactly how we measure or how we are putting out the information to you folks, but it is a significant increase, and we are staffing up — let me put it to you in this way, if I can. When we acquired MSM, they had 91 employees. Today we have 270 employees and 40 additional employees reporting in the short term. We made a significant investment in software, technology, new facilities.

So we have gone essentially from 91 employees to, let’s say, round it off to 300. In addition, initially, we had outside consultants of about 2,000. Our target is to get that list of outside consultants who do these actual investigations to somewhere between — well, in excess of 3,000, and maybe as many as 4,000 people. So that’s the level of growth that we are showing in there. And they made very good — they have done an outstanding job in doing what they are doing.

      William Loomis — Legg Mason

    Okay.        Ron, can you just touch on that? I am just looking at the pure numbers. You know, it just seems like the sequential increase that you are blaming on MSM is substantially more than the 100% of revenue that you could have recognized, even in the best-case scenario in the fourth quarter. Just trying to understand that.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Yes, Bill. The revenue, or the increase, that was not a sequential increase, that's the increase over the year. So that they are at 12 days of our DSOs at this point.

      William Loomis — Legg Mason

      Okay.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Part of the DSOs were at the end of the last quarter as well, but with the ramp-up, they become a more significant portion at each quarter until, as I said, over the next quarter or two, we will see that come down.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        By the way, we — on the revenue recognition, there are terms of these contracts that identify what point in time we have earned a percentage of revenue, and it is quite different than the payment terms. So what we have recorded is a revenue in the precise manner in which we have earned the revenue each step of the way.

      William Loomis — Legg Mason

    Okay.        And so — so then, of the $30 million sequential increase in accounts receivable, then MSM would be a lot less than 24 of that. Where will it count for the large majority as other increase in the sequential accounts receivable growth?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Primarily on items around year end. As George mentioned before, with payment offices closing early, and — .

      William Loomis — Legg Mason

        So that was more than two to three days, then, impact on the quarter?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Well, there were other items that had very small days here and there, but of the receivables we had at year end, as George mentioned, we had a significant reduction, particularly in any aged receivables.

      William Loomis — Legg Mason

        And where do you see for the first quarter, where do you think the DSOs could end up for the first quarter?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I would say around — on the basic business, around 80.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        The basic business — yes, right around there.

      William Loomis — Legg Mason

        So, I mean, all-in report, what will calculate when we get the first-quarter numbers?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Well, as George mentioned before, that will depend on the exact timing of the negotiation under the contract payment terms. So I don’t have a number for you on that.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Again, one of the reasons we are not as stressed by that is the profit margins in this business are significantly higher than the basic business. And the volume of growth in this area is hard to predict at this point in time, except if you read that GAO report and they have allegedly 270,000 cases in backlog. GAO is saying it’s 400,000 to 500,000, not 270, and that is just the DOD agency, not all the others. So we just see an enormous growth in this marketplace. I think you have seen some recent articles in the “Wall Street Journal” and elsewhere about the demand for people and the demand for their clearances, and that’s why the business is a significant growth business for us and was a strategic move on our part.

      William Loomis — Legg Mason

    Okay.        And, the final question, just — what was your contract wins in just the fourth quarter. I know you’ve said about a billion, I think, for the year, but just the fourth quarter?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        It was a little under 250, probably around $230 million.

      William Loomis — Legg Mason

      Okay, thank you.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

      Thank you.

Operator

        Your next question comes from Meir Ukeles with SG Cowen. Please go ahead.

      Meir Ukeles — S.G. Cowen Securities

        Hey, guys. A couple of things. First, getting back to the guidance for next year, can you say anything about where the ACS acquisition is in the guidance for next year? Because it’s — you know, if I am understanding correctly, we’re looking at about 14, somewhere between 14 and 15% organic growth in the upper half of the range. But, I guess — is that all organic? Or is some of that — or is there a trade between the ACS coming in or if there’s some things going out in that projection.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        The ACS acquisition is not in the guidance.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Right.        And what we indicated in the prior discussion is that it is not in the guidance, but there are several operations that we are looking at divesting. So, we don’t have that in the guidance.

      Meir Ukeles — S.G. Cowen Securities

    Okay.        I guess I am having — all right, we’ll leave that for the time being. Looking — and, sorry, back to the DSO question, sorry to pile on this. But is there anything you can say in terms of a cash flow conversion outlook for the rest — for next year? I mean, we basically have some — we have negative cash flow for the year, three of the four quarters negative cash flow.

George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yes, but the negative cash flow includes acquisitions.

      Meir Ukeles — S.G. Cowen Securities

        I am looking at just operating cash flow, sorry.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

      Okay, okay.

      Meir Ukeles — S.G. Cowen Securities

        Is there — anything we can look for in terms of a pattern for ‘04? And if at all you can comment. You both mentioned that you already collected a substantial amount of — or some substantial amount of the receivables thus far in 2004. Can you put a ballpark number on how much you have already collected or where you see the actual net receivables number going in the end of the quarter?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Well, again, as mentioned a moment ago, if we look at the overall standpoint, the base business receivables we think can be around 80, plus or minus. So, the delta is going to be on this business that depends on what the contract-termed negotiations are and the timing of that. So, if you look over time as those cases move through the system, and as we change the terms, we will have a substantial pickup when that changes.

      Meir Ukeles — S.G. Cowen Securities

        Anything you can say about what you have already collected in this quarter?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Not specifically, no.

      Meir Ukeles — S.G. Cowen Securities

    Okay.        I guess that is it. Thank you.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Thank you.

Operator

        Your next question comes from Cynthia Houlton with RBC Capital Markets.

      Cynthia Houlton — RBC Capital Markets

    Hi.        Just to go back to MSM, just briefly. You talked about the revenue recognition. I just want to make sure I understand that. You — how is the revenue recognition working with these MSM contracts?

      Ronald Spoehel —ManTech International — Chief Financial Officer and Executive Vice President

        It is on a percentage of completion basis.

      Cynthia Houlton — RBC Capital Markets

    Okay.        And then —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        There are certain milestones when you — when you get different pieces of this process finished, then you are entitled to X amount of the — it’s a basic fixed-price contract.

      Cynthia Houlton — RBC Capital Markets

        It’s a fixed-price contract?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        It’s a fixed-price contract, and when you get to the completion of these particular milestones, then you have earned that revenue. As an example, let’s say you are into an investigation, and a clearance process, and you get to 90%, and for whatever the reason, the government cancels that investigation. You collect 90% of — you collect your money. So there is not that kind of a risk associated with a traditional fixed-price contract.

      Cynthia Houlton — RBC Capital Markets

      Okay.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Very profitable revenue recognition, because at that point we were — .

      Cynthia Houlton — RBC Capital Markets

        And then, you say that it’s more profitable than your base business and it seems like this is also the fastest-growing segment. I guess —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I wouldn’t say it is the fastest-growing segment, but it is growing very nicely.

      Cynthia Houlton — RBC Capital Markets

    Okay.        I guess on the margin targets then, you know, again, there doesn’t seem to be any real margin expansion estimated this year. Is that — are there — again, I am not sure I understood the answer. I mean, are there other elements of business we are missing in terms of why margins should be flat year over year?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Well, in terms of the margins we are making on this, the real ramp-up began in September, and we are forecasting margins. We want to see the business go a little bit further before we basically start including significant ramp-ups in what we report to you in advance. We come to the end of the first quarter and we will tell where you that business is and what the numbers are and then we will change that guidance.

      Cynthia Houlton — RBC Capital Markets

    Okay.        And just some housekeeping. What was the head count at the end of the quarter? I know you don’t want to break out the different divisions.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I don’t know, 5,000 and something.

      Cynthia Houlton — RBC Capital Markets

    Okay.        And then, cash flow targets for the full year for ‘04, free cash flow, operating cash flow targets?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        At this point, we don’t have any guidance for that.

      Cynthia Houlton — RBC Capital Markets

    Okay.        All right. And then, just finally, on head count, voluntary turnover. Is there any place that that’s concentrated in, in terms of where the bulk of that kind of voluntary turnover is occurring? Because I think it has been about 15% level for the past three quarters now.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        It is spread across the corporation in different areas.

      Cynthia Houlton — RBC Capital Markets

    Okay.        And are there targets to reach that to a different level?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Oh, sure. We are constantly reviewing different ways and to hold that down, and, indeed, to recruit people. We have aggressive recruiting programs going on, and in that process, you also look at how you improve your retention and what you have to do with fringe benefits and all the other issues. It’s a combined exercise. It isn’t just hiring.

      Cynthia Houlton — RBC Capital Markets

        Okay, but there isn’t kind of a set target that you’ve set for the end of this year on getting that to 10% or 12%, or something like that?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I don’t have a target like that. And I realize also that, when we have a lot of our folks overseas, there is a bit of turnover when those folks have been in some of those locations for a period of time. They come home and, for a variety of reasons, they may not want to be involved in that kind of a stress environment.

      Cynthia Houlton — RBC Capital Markets

      Okay.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        What we often see in that case is they do cycle back to us. As they cycle, there is, in essence, a voluntary termination, but then coming back around and often, a number of months later, they are back out working for us somewhere else.

      Cynthia Houlton — RBC Capital Markets

    Okay.        Thank you.

Operator

        Your next question comes from Brett Manderfeld with U.S. Bancorp Piper Jaffray.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

    Hi.        My question relates to internal growth. I am trying to get my arms around, Ron, just what the acquisitions that were made in ‘03 — I think — what, MSM came the beginning of March of ‘03, correct?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Correct.

      Brett Manderfeld —U.S. Bancorp Piper Jaffray Inc.

So, I mean technically, we should be adding a little bit of revenue pro forma-wise, right, to the ‘03 number to get to an apples to apples with your guidance, is that right?

      Ronald Spoehel —ManTech International — Chief Financial Officer and Executive Vice President

Yes.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

        Is that ballpark, is that somewhere around 7 or 8 million dollars or $10 million?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        I don’t have that number for you now. I would be glad to follow up on that.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        You mean just on the MSM?

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

        Yeah, because was that the only acquisition that was — I am just trying to remember time-wise when —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        No, we had one other one. We had IDS in the year, which also grew.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Yes, and that was also a first quarter. So on a pro forma basis, we’d have an adjustment for both.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

        So probably, if you look at just the overall growth, you are talking about 13% to 15% overall, including a small amount of acquisition, right?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        On the 13 to 15 overall?

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

        If you just back into that number base on your guidance.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        13 to 15 is the internal.

      Ronald Spoehel —ManTech International — Chief Financial Officer and Executive Vice President

We think we can do that on the internal basis.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

So it could be a little bit higher than your guidance, perhaps? I guess what I am trying to get to is the $701 million, if you just look at your guidance on top of that. You are talking 13% to 15%, but that — that does include a little bit of acquisition growth relative to last year.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        But please realize that there are some segments of our business that are not growing. Unfortunately, that includes our space business and Hubble support business. That business is flat.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

    Okay.        And just — just a different — on a different topic, the SG&A was up a little bit sequentially. Is that mostly seasonal? And is that the run rate that you would expect kind of looking into ‘04? Thanks.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        On SG&A, as well as what flows through our direct and overheads, we don’t focus on as particular a level on that. We are focused on the operating income margins, because of the various ways we charge under our cost-plus contracts. So, I look at the overall margin there and say what we’ve talked about in terms of having the consistent or growing margin is what we are looking at.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

        And just being conservative relative to last year more than anything else. There is not any one-time infrastructure spending that needs to occur in ‘04?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Not that would impact it, no.

      Brett Manderfeld — U.S. Bancorp Piper Jaffray Inc.

      Okay, thanks.

Operator

        Once again, ladies and gentlemen, if you would like to ask a question, please press star followed by the number 1 on your telephone keypad now. Your next question is follow-up question from Mark Jordan with A.G. Edwards and Sons.

      Mark Jordan — A.G. Edwards and Sons

        Thank you. Going back to MSM and the security clearance area, could you just talk about — you said it was a four-to-five-month process. But could you tell us also what the average cost of one of those procedures would be to your client?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        That pricing area is not something we want to get into, because it’s mixed into lost contracts, and there are various levels of security clearances in these, and different for each agency, depending on their rules and regulations. In some cases, the investigators themselves must have top-secret or above in active clearances. In other cases, the investigators only have to have secret.

It also depends upon the seriousness of the wrong words. If you were trying to clear somebody who is going to have a clearance above top secret including, perhaps, a polygraph, it is a totally different process. It is not a lookup number.

      Mark Jordan — A.G. Edwards and Sons

    Okay.        Can you make some — if they are talking about the 400,000 cases out there, what would be sort of a representative example of a more simplistic clearance versus one that is more complex, just kind of ballpark?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Peter, can you talk to that for a moment.

      Peter LaMontagne — ManTech International — Senior Corporate Vice President

        Yes, George, thanks. I am happy to step in here. Peter LaMontagne, I’m Senior Corporate Vice President here at ManTech, and George asked me to stop in and handle some of operational questions that come in.

I think what is key here is two points on the nature of background investigations. As George highlighted, we see this as a — as a strategic, fast-growing market that has a recurring revenue stream, because these background investigations have to be updated every several years, even after the completed warrants. And that’s one of very attractive natures — parts of this business.

In addition, as we scale and we get more efficiency, if we believe we are going to realize the benefits of this — of this investment, as we are already seeing in the form of the higher growth. Specifically to your question, Mark, I will give you an example of how the process works, and then I will talk a little bit on the side of how — and I would leave it to you to figure out the costs and how this works, because, as you can imagine, how we address this and how we do this efficiently is a direct link to our pricing model. Although this a fast-growing market, it is also a competitive market, and it’s just our policy not to discuss anything that would reveal our pricing or our cost models.

But for a basic check, a background investigation, you would start with a national and local agency check to determine law enforcement records, any arrest records, and then you proceed to a specific informal number review of aspects of the case or leads on the case. All of this data is farmed out based on where that individual has lived over the past X number of years, depending on the nature of the case.

We focus on primarily, of course, on the United States. So a military person or a contractor who may have lived in three or four states over five years and worked on several projects, maybe some overseas travel, will be clearly a complicated case with a larger number of aspects to confirm and check. Once that information is completed, it is brought back together through a case management system, which is then reviewed through a quality assurance process and then submitted to the government for final review and adjudication.

A more basic one, of course, would be a new hire to the military, let’s say someone who is fresh out of college who has only lived in one or two locations and is going to be — having a sensitive job in the military. And that would be a much more basic check for a local and national agency check and the check of two locations, maybe the college location and where he or she grew up.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Let me just say that this is also a very sophisticated data-mining requirement, and the more you get the sophisticated data mining, the faster and more effective the clearance is. If you go and read the report the GAO has recently issued, you will see that they are talking that the cost of this process and the delays in this process are perhaps equaling hundreds of millions of dollars for the Defense budget, which is why this focus is on this particular subject.

They must solve this problem, and part of it is driven by fact that, over the past couple of years, as you know, the Defense budget has gone up at least $100 billion. That’s people, and that’s what this issue is all about, the ability to take people and get clearances, and different than in an earlier time, there is a greater demand for the higher clearances. So it is not just a people issue in terms of the investigators, it is the sophisticated data-mining issue and accelerating the process, and that’s the search for the holy grail that all of us are after.

      Mark Jordan — A.G. Edwards and Sons

      Thank you, George, Peter.

Operator

        Your next question comes from David McVeigh with DSM Capital.

      David McVeigh — DSM Capital

    Hi.        Can you hear me?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

      Yes.

      David McVeigh — DSM Capital

        I am sorry. Can you just explain — I am a bit confused on the sequential decline in revenues in your guidance for Q1. And then I was wondering — I was hoping you might talk about your gross margin goals for ‘04. Thirdly, you know, what are you planning out for the absolute dollar change for the salary and G&A line for ‘04? And then, I had one last question regarding the ACS deal. Can you just review for me the timing of when that deal is supposed to close, and just confirm that you said that it’s not included in your 04 guidance?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        In terms of the acquisition, we closed it a week ago.

      David McVeigh — DSM Capital

      You did? Okay.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We closed it a week ago. When I say we closed it a week ago, papers were signed a bit earlier than that but the funds were actually transferred, I believe, last Friday.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        There’s a difference between signing and funding.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

    Right.        Yeah. We have not included that in our guidance at this point in time.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Going to your point regarding the Q4 to Q1 change, that has been a typical pattern of the Company over time, and historically the first quarter is lower than the fourth quarter.

      David McVeigh — DSM Capital

    Okay.        And then your goals on the gross margin for ‘04?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Again, that is not a number we focus on directly. We focus on the operating margin.

      David McVeigh — DSM Capital

    Okay.        And can you talk to your expectation for the growth in the G&A line?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Again, in the type of contract environment we are in, the difference between G&A and cost of services is often the definitions under contracts, and what we look at is the operating margin together for those items. So we don’t focus as directly on either one of those. It is just managing the cost of doing our business.

      David McVeigh — DSM Capital

      Okay.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        By the way, one — let me just say one thing. On the ACS situation, to give you a yardstick, it involves 142 people. Their customers, primarily the Air Force, and they have high clearances which we were interested in and interesting project customers.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

    Right.        And as we mentioned before, and combined with what we have, the entire team that we operate with there, including our subcontractors, is well over 200.

      David McVeigh — DSM Capital

        And can you remind me of the — the revenues for that business.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      On?

      David McVeigh — DSM Capital

        For ACS, that you acquired.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We have not reported them, sir. That’s why I gave you a number of 142 people. We have not reported the revenues.

      David McVeigh — DSM Capital

    Okay.        Thank you.

Operator

        Your next question is a follow-up question from Sandra Notardonato with Adams, Harkness and Hill. Please go ahead.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Thank you. Just a follow-up to the last question on ACS. When do you think we will get some guidance as to what that acquisition could contribute this year?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I would like to get through the first quarter.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Okay. So -

      George Pedersen —ManTech International — Chairman, President and Chief Executive Officer

And I want to make sure — in all of these things, you want to be sure that, first of all, as far as I know, of the 142 people, there are only three, perhaps, that might, you know, not stick to the process. All the rest of them we believe to be very happy to be with us.

We are talking to the customers. We see some opportunities. There are indeed some other pieces that may come into this, and I would just like to see it through the end of March and then I will have more comments.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        And the margins on the business that you acquired out of ACS, is it comparable to your current margins or are they a little bit higher?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        What we said is, it is consistent with what would you expect of contractors at that site.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

        Consistent with what we would expect for your contractors at that site?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        No, for other people.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        It is consistent with the business. We have to take a look at this. They have certain contractual vehicles and we have contractual vehicles, and the possibility exists we have better contractual vehicles to use them all with higher margins.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        And just one housekeeping question, Ron. You gave the comparable contract mix in 2002 on time and materials at 45%. Can you give me that for cost-plus and fixed price? The 2002 numbers?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Yes.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Yeah, we have that someplace. Hold on a second.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Okay.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        They went — for the full-year?

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Right.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Bear with us a moment.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Sure, no problems.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        If we can’t pull that out, we will come back to you.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

      Okay.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        I believe cost-plus was a little over 38%.

      Sandra Notardonato — Adams, Harkness and Hill, Inc.

    Okay.        And the balance, fixed price. Okay. Thank you.

Operator

        Your next question is a follow-up question from Bill Loomis from Legg Mason.

      William Loomis — Legg Mason

        Hi, thank you. On the other income and equity in earnings of affiliates, can you just go over that? Those two items combined had a pretty big sequential increase, about 650,000. Can you just talk what the dynamics were there and where you see that playing out over the next couple of quarters?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Hold on a second. We are looking at the numbers.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Bill, I have to get back to you on that. I don’t have the detail right in front of me. There’s nothing in particular that should be rolling into the total, and I will find out what there is —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Is that some of the operations under Europe? .

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

      Yes, you would —

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        We do have — we do have some operations in Europe and a joint venture, and that — revenue of that type flows through, but I believe we report on that line.

      William Loomis — Legg Mason

        Okay, and that’s on the — the affiliates’ line, right? And what would be in the “other income” line?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Hold on a second, sir.

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Bill, I will come back to you on that.

      William Loomis — Legg Mason

      Okay, thanks.

Operator

        Your next question comes from Michael Zhang with Stephens, Inc.

      Michael Zhang — Stephens, Inc.

    Hi.        Good evening. Just a few housekeeping questions. What was the percentage of ODCs in last quarter and the cash flow from operations?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Hold on just a second and I will get you that. ODCs were just over 34%.

      Michael Zhang — Stephens, Inc.

        Okay, and the cash flow from operations in last quarter?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        Cash flow used in operations was about $10 million.

      Michael Zhang — Stephens, Inc.

        Okay, and last one. What is the tax rate assumption for next year, turn to ‘04 after this year?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        I believe it’s consistent with this year at about 40.6.

      Michael Zhang — Stephens, Inc.

      Okay, thanks.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        I think it is the same number in both years, 40.6 or 40.7, something like that.

      Michael Zhang — Stephens, Inc.

      Okay, thank you.

Operator

        Your next question comes from Molly Sandusky with Friedman, Billings and Ramsey. Please go ahead.

      Molly Sandusky — Friedman, Billings and Ramsey

    Hi.        I was wondering if we could talk a little bit more about your planned acquisitions? And you seemed to say that you were maybe willing to pay up for a certain technical capability that you might be looking for. Is there anything specific that you are looking for?

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

    Yes.        The focus is always on high-end defense, high-end intel, specifically where there are very highly classified programs, and now more and more into the high-end Homeland Security and Justice Department fight on terrorism. Those are the two areas that — well, the area of high-end defense and high-end intel is where we have focused over the past two years, and now we will add to that the focus the home-grown terrorism and Homeland Security and the Department of Justice.

      Molly Sandusky — Friedman, Billings and Ramsey

        Okay, great, thank you.

Operator

        Your next question comes from Mike Warner with Kennedy Capital.

      Mike Warner — Kennedy Capital

        Hi, thank you. Just real quick. You mentioned in a previous question that you usually see a sequential decline in revenue from the fourth to the first quarter. It didn’t happen last year and I was just kind of curious, if you could refresh me on why that didn’t happen? It went from, like, 142 to 148.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

        Sometimes that depends on the other direct costs of customers coming to you at the end of the fiscal year, and the issuance of subcontracts on material purchases. I don't have those details. Ron--

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        It’s also timing of the acquisitions last year.

      Mike Warner — Kennedy Capital

        Okay, so that may have been some acquisition activity?

      Ronald Spoehel — ManTech International — Chief Financial Officer and Executive Vice President

        — Two acquisitions in the quarter.

      Mike Warner — Kennedy Capital

      Okay, thanks.

Operator

        If there are no further questions, I would like to now turn conference back to Mr. Pedersen for closing remarks.

      George Pedersen — ManTech International — Chairman, President and Chief Executive Officer

    Okay.        Before we sign off, as I usually do, I would like to just take a moment to remember all efforts of not only our people, but all the men and women in the Armed Forces, the Intelligence agencies, and everybody else serving around the world. We are proud of them, proud to support the mission, and we look forward to continuing to do that and to grow this corporation. Thank you very much.

Operator

        Thank you for participating in today’s conference call. This call will be available for replay beginning at 6:30 p.m. this evening through March 19. To access the replay, please dial 1-800-642-1687 for domestic calls, or 1-706-645-9291 for international calls with an ID number of 5222379. This concludes our conference for today. Thank you all for participating.